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                                                                     Exhibit 4.1

                               COMTECH GROUP, INC.

                            2004 STOCK INCENTIVE PLAN

                               SECTION 1. PURPOSE
                               ------------------

                  The purpose of this 2004 Stock Incentive Plan (the "PLAN") is to advance the interests of Comtech Group, Inc., a Maryland corporation ("COMTECH") and its stockholders by enhancing the ability of Comtech and its Affiliates (as hereinafter defined) to attract, retain and incentivize officers, employees and independent contractors who are crucial to the future growth and success of the Company and its Affiliates.

                             SECTION 2. DEFINITIONS
                             ----------------------

                  "AFFILIATE" means any entity, whether or not incorporated, that directly or through one or more intermediaries is controlled by Comtech.

                  "AWARD" means any Option, Stock Appreciation Right, Performance Share or Restricted Stock awarded under the Plan.

                  "BOARD" means the board of directors of Comtech.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMITTEE" means a committee of not less than two members of the Board appointed by the Board to administer the Plan; provided, however, that while the Common Stock is registered under Section 12 of the Exchange Act (as hereinafter defined), each member of the Committee shall be a "nonemployee director" within the meaning of Rule 16b-3 under the Exchange Act ("RULE 16b-3"), and provided further, that if and to the extent necessary to exclude Options and SARs granted under the Plan from the calculation of the income tax deduction limit under Code Section 162(m), each member of the Committee shall be an "outside director" within the meaning of Code Section 162(m).

                  "COMMON STOCK" or "STOCK" means the common stock, with $0.01 par value per share, of Comtech.

                  "COMPANY" means Comtech and, except where the content requires otherwise, all of its present and future Affiliates.

                  "DESIGNATED BENEFICIARY" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death or incapacity. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate, in the event of the Participant's death, and the Participant's legal guardian, in the event of the Participant's incapacity.

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                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" means with respect to Common Stock on any given date (i) if the Common Stock is listed for trading on one or more national securities exchanges, the mean of the high and low sales prices on the principal such exchange on the date in question, or, if the Common Stock shall not have been traded on such principal exchange on such date, the mean of the high and low sales prices on such principal exchange on the first day prior thereto on which the Common Stock was so traded; (ii) if Common Stock is not listed for trading on a national securities exchange but is traded on the over-the-counter market, the mean of the highest and lowest bid prices for the Common Stock on the date in question, or, if there are no such bid prices for the Common Stock on such date, the mean of the highest and lowest bid prices on the first day prior thereto on which such prices appear; and (iii) in all other events, such amount as may be determined by the Board in good faith by any fair and reasonable means.

                  "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Code Section 422.

                  "NONSTATUTORY STOCK OPTION" or "NSO" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an ISO.

                  "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option.

                  "PARTICIPANT" means a person selected by the Board to receive an Award under the Plan.

                  "PERFORMANCE SHARES" mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under
Section 8.

                  "REPORTING PERSON" means a person subject to Section 16 of the Exchange Act or any successor provision.

                  "RESTRICTED PERIOD" means the period of time selected by the Board during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

                  "RESTRICTED STOCK" means shares of Common Stock awarded to a Participant under Section 9.

                  "STOCK APPRECIATION RIGHT" or "SAR" means a right to receive any excess in Fair Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

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                           SECTION 3. ADMINISTRATION
                           -------------------------

                  The Board shall have plenary authority in its discretion, to the maximum extent permissible by law, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan. Without limiting the foregoing, the Board shall have authority to make Awards, to set administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. In determining the persons to whom Awards shall be made, the number of shares to be covered by each Award and the terms thereof (including the restriction, if any, which shall apply to the Common Stock subject to an Award), the Board shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Board, in its discretion, shall deem relevant in connection with accomplishing the purposes of the Plan.

                  The Board's decisions shall be final and binding. Except as otherwise required by law, no member of the Board shall be liable for any action or determination relating to the Plan made in good faith.

                  The Board may appoint a Committee and delegate to the Committee some or all of its authority with respect to Plan administration. In the event the Board appoints a Committee, references in the Plan to the Board shall, as appropriate, be read as references to the Committee.

                             SECTION 4. ELIGIBILITY
                             ----------------------

                  Awards may be made to employees and independent contractors of the Company. For purposes hereof, independent contractors shall include consultants, directors, advisors and other service providers of the Company.

                     SECTION 5. STOCK AVAILABLE FOR AWARDS
                     -------------------------------------

                  (a) Subject to adjustment under Section 10(h) below, Awards may be made under the Plan for up to five million (5,000,000) shares of Common Stock, subject to adjustment as provided herein. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

                  (b) Subject to adjustment under Section 10(h) below, for so long as the Company is a "publicly held corporation" within the meaning of Code
Section 162(m), the maximum number of shares of Common Stock as to which Awards may be granted to a single individual in any year shall not exceed seven hundred thousand (700,000).

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                  (c) The Board may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in Section 5(a).

                            SECTION 6. STOCK OPTIONS
                            ------------------------

                  (a) GENERAL.
                      -------

                        (i) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares to be covered by each Option, the option price therefor, the conditions and limitations applicable to the exercise of the Option and the restrictions, if any, applicable to the shares of Common Stock issuable thereunder.

                        (ii) The Board shall establish the exercise price at the time each Option is awarded.

                        (iii) Subject to Section 10(a), each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

                        (iv) Options granted under the Plan shall provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or by delivery of shares of Common Stock of the Company owned by the optionee for at least six months (valued at Fair Market Value) and, to the extent permitted by the Board at or after the award of the Option, may provide for payment by (A) delivery of other property acceptable to the Board (valued at Fair Market Value), (B) delivery of a promissory note of the optionee to the Company on terms determined by the Board,
(C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Board may determine, or (E) any combination of the foregoing.

                        (v) The Board may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of the exercise price of an Option for up to the number of shares so delivered.

                        (vi) The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

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                        (vii) Non-Transferability.

                             (1) Except as provided in subparagraphs (2) and (3)
below, Options granted under the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and Options may be exercised during the lifetime of the Participant only by the Participant or by the Participant's guardian or legal representative.

                             (2) Notwithstanding subparagraph (1), a
Nonstatutory Stock Option may (but need not) provide, that it is transferable by gift or a domestic relations order, to a Family Member (as hereinafter defined) of the Participant. If a Nonstatutory Stock Option is transferred in accordance with this subparagraph, the Option shall be exercisable solely by the transferee, but the determination of the exercisability of the Option shall be based solely on the activities and state of affairs of the Participant. For purposes hereof, a Participant's "Family Member" means the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

                             (3) Notwithstanding subparagraph (1), a Participant
may transfer a Nonstatutory Stock Option with the express, written consent of the Board, which consent may be withheld for any reason or for no reason.

                  (b) INCENTIVE STOCK OPTIONS.
                      -----------------------

                  Options granted under the Plan which are intended to be ISOs shall be subject to the following additional terms and conditions:

                        (i) All ISOs granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Award. All Options designated as ISOs shall be interpreted in a manner consistent with the requirements of Code Section 422.

                        (ii) While the Company shall take reasonable measures to assure that an Option intended to be an ISO shall be so treated for federal income tax purposes, it makes no assurances to anyone that any Option intended to be an ISO shall be taxed as an ISO. Without limiting the foregoing, Options intended to be ISOs which are exercised after the period permitted by Code
Section 422 shall not be taxed as ISOs.

                        (iii) ISOs may only be awarded to employees of Comtech or a corporation which, with respect to Comtech, is a "parent corporation" or "subsidiary corporation" within the meaning of Code Sections 424(e) and (f). Furthermore, except as otherwise provided in Code Section 422, if a Participant is no longer employed by Comtech or a parent corporation or subsidiary corporation of Comtech, the Participant's Option shall cease to be treated as an ISO.

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                        (iv) Subject to clause (v), the Option exercise price
per share of Common Stock covered by an ISO shall be no less than the fair market value of a share of Common Stock on the date of grant of the Option.

                        (v) In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of Comtech or of a parent or subsidiary corporation of Comtech (a "10% HOLDER"), (1) the Option exercise price of the Common Stock covered by any ISO granted to such person shall in no event be less than 110% of the fair market value of the Common Stock on the date the ISO is granted and (2) the term of an ISO granted to such person may not exceed five years from the date of grant.

                        (vi) The aggregate fair market value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company) may not exceed $100,000.

                        (vii) To the extent that any Option which is issued under the Plan exceeds the limit set forth in subparagraph (vi) or otherwise does not comply with the requirements of Code Section 422, it shall be treated as a Nonstatutory Stock Option.

                      SECTION 7. STOCK APPRECIATION RIGHTS
                      ------------------------------------

                  (a) The Board may grant Stock Appreciation Rights entitling recipients on exercise of the SAR to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in the Fair Market Value of the Stock between the date of the Award and the exercise of the Award. A Stock Appreciation Right shall entitle the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted.

                  (b) Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option which is not an Incentive Stock Option may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be granted only at the time the Option is granted.

                  (c) When Stock Appreciation Rights are granted in tandem with Options, the following provisions shall apply:

                        (i) The Stock Appreciation Right shall be exercisable only at such time or times, and to the extent, that the related Option is exercisable and shall be exercisable in accordance with the procedure required for exercise of the related Option.

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                        (ii) The Stock Appreciation Right shall terminate and no
longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option shall not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

                        (iii) The Option shall terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

                        (iv) The Stock Appreciation Right shall be transferable only with the related Option.

                        (v) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such Option.

                  (d) A Stock Appreciation Right not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Board may specify.

                  (e) The Board may at any time accelerate the time at which all or any part of the SAR may be exercised.

                          SECTION 8. PERFORMANCE SHARES
                          -----------------------------

                  (a) The Board may make Performance Share Awards entitling recipients to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

                  (b) A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Agreement evidencing the Performance Share Award.

                  (c) The Board may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

                          SECTION 9. RESTRICTED STOCK
                          ---------------------------

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                  (a) The Board may grant Restricted Stock Awards entitling
recipients to acquire shares of Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Board for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

                  (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, to the Participants' Designated Beneficiary.

                  (c) The purchase price for each share of Restricted Stock shall be determined by the Board and may not be less than the par value of the Common Stock. Such purchase price may be paid in cash or such other lawful consideration as is determined by the Board.

                  (d) The Board may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

              SECTION 10. GENERAL PROVISIONS APPLICABLE TO AWARDS
              ---------------------------------------------------

                  (a) MAXIMUM TERM. No Award shall have a term exceeding ten years, measured from the date of the Award grant.

                  (b) APPLICABILITY OF RULE 16B-3. Those provisions of the Plan which make an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, or any successor provision, and then only to Reporting Persons.

                  (c) REPORTING PERSON LIMITATIONS. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3, the selection of a Reporting Person as a Participant and the terms of his or her Award shall be determined only in accordance with the applicable provisions of Rule 16b-3.

                  (d) DOCUMENTATION. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which shall evidence agreement to the terms thereof and of this Plan.

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                  (e) BOARD DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of the Award grant or at any time thereafter.

                  (f) TERMINATION OF STATUS. The Board shall determine and specify in the Award documentation the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

                  (g) DILUTIONS AND OTHER ADJUSTMENTS. In the event of any stock dividend or split, issuance or repurchase of stock or securities convertible into or exchangeable for shares of stock, grants of options, warrants or rights to purchase stock, recapitalization, combination, exchange or similar change affecting the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Board in its sole discretion may equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and
(iii) the award, exercise or conversion price with respect to any of the foregoing, and may make any other equitable adjustments or take such other equitable action as the Board, in its discretion, shall deem appropriate, including, if considered appropriate by the Board, making provision for a cash payment with respect to an outstanding Award. Such adjustments or actions shall be conclusive and binding for all purposes. In the event of a change in the Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from no par value to par value (or vice versa), without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan. For purposes hereof, the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

                  In the event that Comtech or the division, subsidiary or other Affiliate for which a Participant performs services is sold, merged, consolidated, reorganized or liquidated, the Board may take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised Options or SARS shall terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice,
(iii) in the event of a sale or similar transaction under the terms of which holders of the Common Stock of the Company receive a cash payment for each share surrendered in the transaction (the "SALES PRICE"), make or provide for a cash

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payment to each Option and/or SAR holder equal to the amount by which (A) the
Sales Price times the number of shares of Common Stock subject to Participant's outstanding, vested Options or SARs exceeds (B) the aggregate exercise price of all such outstanding, vested Options or SARs, in exchange for the termination of such Options or SARs, (iv) or make such other adjustments, if any, as the Board determines to be necessary or advisable to provide each Participant with a benefit substantially similar to that to which the Participant would have been entitled had such event not occurred.

                  (h) WITHHOLDING. The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

                  (i) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions that are different from those specified in the Plan, but which are consistent with the purpose of the Plan, as the Board considers necessary or advisable to achieve the purposes of the Plan and comply with applicable laws and/or achieve favorable tax results under foreign tax laws.

                  (j) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the action, taking into account any related action, would not materially and adversely affect the Participant.

                  (k) CONDITIONS ON DELIVERY OF STOCK. The Company shall not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (iv) until all other shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer. Except to the extent as may be specified in the documentation with respect to a particular Award grant, the Company shall be under no obligation to register or qualify any shares of Common Stock subject to Awards under any federal or state securities law or on any exchange.

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                           SECTION 11. MISCELLANEOUS
                           -------------------------

                  (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

                  (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

                  (c) NO RESTRICTION ON THE RIGHT OF THE COMPANY TO EFFECT CORPORATE CHANGES. The Plan and the Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company or the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights of holders thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (d) EXCLUSION FROM BENEFIT COMPUTATIONS. Except as expressly specified in the applicable plan or program, no amount or shares of Common Stock payable upon exercise of an Award granted under the Plan shall be considered salary, wages or compensation for purposes of determining the amount or nature of benefits that a Participant is entitled to receive under any Company benefit plan or program.

                  (e) TRANSFERS TO AND FROM AFFILIATES. For all Plan purposes, except to the extent specifically provided otherwise in a particular Award, employment shall include all periods of employment with any Comtech Affiliate, and a transfer of an employee from Comtech to a Comtech Affiliate or visa versa, or a transfer from one Comtech Affiliate to another, will not be treated as a termination of employment.

                  (f) EFFECTIVE DATE AND TERM. Subject to the approval of the stockholders of the Company within 12 months of such date, the Plan is effective as of August 3, 2004, the date of its adoption by the Board. Prior to such stockholder approval, Awards incorporating provisions authorized by the Plan may be made under the Plan, but shall be expressly subject to such approval. In the event that such stockholder approval is not obtained within such time period, the Plan and any Options granted under the Plan on or prior to the expiration of such 12 month period shall be void and of no further force and

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effect. No Award may be made under the Plan after the tenth anniversary of the
Plan's effective date, but Awards granted before such date may extend beyond that date. In the event that such stockholder approval is not obtained within such time period, the Plan and any Options granted under the Plan on or prior to the expiration of such 12 month period shall be void and of no further force and effect.

                  (g) AMENDMENT OF PLAN. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment requiring stockholder approval by law, rules or regulations, or by the rules of any stock exchange, inter-dealer quotation system, or other market in which shares of Common Stock are traded, shall be effective unless and until such stockholder approval has been obtained in compliance with such rule or law. Without limiting the foregoing, outstanding Options may be repriced downward without stockholder approval.

                  (h) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws the United States and of the State of Maryland.

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